THIRD AMENDMENT TO AMENDED AND
                         RESTATED CONSIGNMENT AGREEMENT
                             DATED OCTOBER 27, 1989


         THIS THIRD AMENDMENT is made as of the 3rd day of March, 1997, between RHODE ISLAND HOSPITAL TRUST NATIONAL BANK, a national banking association with its principal office at One Hospital Trust Plaza, Providence, Rhode Island 02903 ("Bank"), and HERFF JONES, INC., an Indiana corporation with its address at 4719 West 62nd Street, Indianapolis, Indiana 46268 ("Buyer").

                        W I T N E S S E T H   T H A T:

         WHEREAS, Bank and Buyer are parties to a certain Amended and Restated Consignment Agreement dated October 27, 1989 (hereinafter, as amended by a certain Amendment dated June 21, 1991 and a Second Amendment dated as of February 9, 1996, called the "Consignment Agreement"), relating to the consignment by Bank to Buyer of Precious Metal (as defined therein); and

         WHEREAS, Bank and Buyer desire to further amend and modify the Consignment Agreement in certain respects;

         NOW,  THEREFORE,  in  consideration  of the premises and other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

         1. The definitions of "Consignment Limit" in Section 1 of the Consignment Agreement is hereby amended to read as follows


                  "Consignment Limit' shall mean the least of (a) 21,500 troy ounces of fine gold, (b) Consigned Precious Metal with a Fair Market Value (or unpaid Purchase Price in the case of Consigned Precious Metal for which the Purchase Price has been agreed but payment has not been received by Bank) equal to $9,000,000 or (c) ninety-five percent (95%) of Buyer's entire inventory of Precious Metal.".

         2. Buyer and Bank each agree that, except as expressly provided herein, the terms and provisions of the Consignment Agreement remain unchanged and the Consignment Agreement remains in full force and effect in accordance with its terms. The term "Agreement" as used in the Consignment Agreement and all references to the Consignment Agreement in any other documents or agreements between any of the parties hereto which relate to Buyer shall refer, from and after the date hereof, to the Consignment Agreement as amended and supplemented by this Third Amendment.

         3. Buyer hereby ratifies and reaffirms that (i) the representations and warranties contained in the Consignment Agreement, as amended by the terms hereof, are true and correct as of the date hereof, except that references to financial statements shall refer to the latest financial statements furnished pursuant to the Consignment Agreement and (ii) no Event of Default (as defined in the Consignment Agreement) nor any event which with notice or the lapse of time, or both, would constitute an Event of Default exists as of the date hereof.

         IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be executed in several counterparts, each of which shall be deemed to be an original as of the day and year first above written.


                                      RHODE ISLAND HOSPITAL TRUST
                                      NATIONAL BANK

                                      By     Albert L. Brown
                                      Title  Senior Vice President

                                      HERFF JONES, INC.


                                      By     Lawrence F. Fehr
                                      Title  Vice President-Finance &
                                      Chief Financial Officer